As filed with the Securities and Exchange Commission on April 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1243872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 W Carson Street

MRL Building 3-320

Torrance, CA 90502

(310) 618-6994

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2017 Employee Stock Purchase Plan

2017 Equity Incentive Plan

(Full title of the plan)

Paul A. Wagner, Ph.D.

1124 W Carson Street

MRL Building 3-320

Torrance, CA 90502

(310) 618-6994

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Employee Stock Purchase Plan	300,000(4)	$28.15(2)	$8,445,000	$922
Common Stock, $0.001 par value per share, reserved for issuance pursuant to options outstanding under the 2017 Equity Incentive Plan	513,224 (5)	$33.12(3)	$16,997,979	$1,855
TOTAL:	813,224		$25,442,979	$2,777

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2017 Equity Incentive Plan (the “2017 EIP”), the 2017 Employee Stock Purchase Plan (the “2017 ESPP”),by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $33.12. Pursuant to the 2017 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

(3)

Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the total registration fee on the basis of $33.12 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on April 5, 2021.

(4)	Represents 300,000 shares of common stock reserved for issuance under the 2017 ESPP.
(5)	Represents 513,224 shares of common stock reserved for issuance under the 2017 EIP.

EXPLANATORY NOTE

This Registration Statement registers additional shares of the common stock of Forte Biosciences, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) and 2017 Employee Stock Purchase Plan (the “2017 ESPP”). In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2017 Plan and 2017 ESPP on April 13, 2017 (File No. 333-217300), March  9, 2018 (File No. 333-223558), February  28, 2019 (File No. 333-229963), January  8, 2020 (File No. 333-235852) and August  11, 2020 (File No. 333-244407) are incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 16, 2021;

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of the Exchange Act; and

(3) The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38052) filed with the Commission on April 4, 2017, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides that to the fullest extent permitted by applicable law, the Registrant is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Registrant (and any other persons to which applicable law permits the Registrant to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of the Registrant’s amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Registrant shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify its directors and officers to the extent not prohibited by the Delaware General Corporate Law (“DGCL”) or any other applicable law; provided, however, that the Registrant may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Registrant’s Board of Directors, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL or any other applicable law or (iv) such indemnification is otherwise required to be made the amended and restated bylaws. The Registrant’s amended and restated bylaws also permit it to advance expenses to any director or officer who was or is a party or is threatened to be made a party to any action by reason of such status.

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

The Registrant has entered into indemnification agreements with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and currently intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-216574	4.1	04/03/2017

10.2	2017 Equity Incentive Plan, and form agreements thereunder	10-K	001-38052	10.3	2/27/2019

10.3	2017 Employee Stock Purchase Plan and form agreements thereunder	S-1/A	333-216574	10.4	04/03/2017

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)

*	Filed herewith.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes that:

(1)	It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on the 8th day of April, 2021.

FORTE BIOSCIENCES, INC.

By:	/s/ Paul A. Wagner Ph.D.
Paul A. Wagner Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Wagner Ph.D. and Antony Riley, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas E. Darcy	Director	April 8, 2021
Thomas E. Darcy

/s/ Lawrence Eichenfield, M.D.	Director	April 8, 2021
Lawrence Eichenfield

/s/ Steven Kornfeld	Director	April 8, 2021
Steven Kornfeld

/s/ Antony Riley	Chief Financial Officer	April 8, 2021
Antony Riley

/s/ Paul A. Wagner, Ph.D.	President, Chief Executive Officer and Director	April 8, 2021
Paul A. Wagner

/s/ Patricia Walker, M.D, Ph.D.	Director	April 8, 2021
Patricia Walker

/s/ Donald A. Williams	Director	April 8, 2021
Donald A. Williams